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                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Registration Statement on Form S-4 (No.
  - ) of K & F Industries, Inc. of our report dated January 23, 1997, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 25, 1997